Exhibit 10.20

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into on April 21, 2011, by and among SPECTRUM BRANDS, INC., a Delaware corporation (“Spectrum”), DB ONLINE, LLC, a Hawaii limited liability company (“DB Online”), ROV HOLDING, INC., a Delaware corporation (“ROV Holding”), ROVCAL, INC., a California corporation (“ROVCAL”), SCHULTZ COMPANY, a Missouri corporation (“Schultz”), SPECTRUM JUNGLE LABS CORPORATION, a Texas corporation (“Spectrum Jungle”), SPECTRUM NEPTUNE US HOLDCO CORPORATION, a Delaware corporation (“Spectrum Neptune”), TETRA HOLDING (US), INC., a Delaware corporation (“Tetra Holding”), UNITED INDUSTRIES CORPORATION, a Delaware corporation (“United Industries”), UNITED PET GROUP, INC., a Delaware corporation (“United Pet”), SEED RESOURCES, L.L.C., a Michigan limited liability company (“Seed Resources”), RUSSELL HOBBS, INC., a Delaware corporation (“RH”), APN HOLDING COMPANY, INC., a Delaware corporation (“APN”), APPLICA AMERICAS, INC., a Delaware corporation (“Applica Americas”), APPLICA CONSUMER PRODUCTS, INC., a Florida corporation (“Consumer Products”), APPLICA MEXICO HOLDINGS, INC., a Delaware corporation (“Applica Mexico”), HOME CREATIONS DIRECT, LTD., a Delaware corporation (“Home Creations”), HP DELAWARE, INC., a Delaware corporation (“HP Delaware”), HPG LLC, a Delaware limited liability company (“HPG”), SALTON HOLDINGS, INC., a Delaware corporation (“Salton”), and TOASTMASTER INC., a Missouri corporation (“Toastmaster”; Spectrum, DB Online, ROV Holding, ROVCAL, Schultz, Spectrum Jungle, Spectrum Neptune, Tetra Holding, United Industries, United Pet, Seed Resources, RH, APN, Applica Americas, Consumer Products, Applica Mexico, Home Creations, HP Delaware, HPG, Salton, and Toastmaster are collectively referred to herein as “Borrowers” and, each individually, as a “Borrower”), SB/RH HOLDINGS, LLC, a Delaware limited liability company (“Guarantor”; Borrowers and Guarantor are collectively referred to herein as “Obligors” and, each individually, as an “Obligor”), BANK OF AMERICA, N.A., a national banking association, in its capacity as collateral agent and administrative agent (together with its successors in such capacities, “Administrative Agent”) for the financial institutions (collectively, the “Lenders”) party from time to time to the Loan Agreement (as defined below), and the Lenders.

Recitals:

Administrative Agent, the Lenders, and Obligors are parties to that certain Loan and Security Agreement dated as of June 16, 2010 (as at any time amended, modified, restated or supplemented, the “Loan Agreement”), pursuant to which Administrative Agent and the Lenders have made extensions of credit and other financial accommodations available to Borrowers.

Obligors have requested that Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), in its capacity as sole lead arranger, obtain approval from the Lenders to certain amendments to the Loan Agreement. Subject to the terms and conditions set forth in this Amendment, Administrative Agent and the Lenders are willing to amend the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a) By deleting the definitions of “Cash Dominion Amount”, “Cash Dominion Period”, “Financial Covenant Trigger Event”, “Permitted Distribution”, “Qualified Account Debtor”, “Qualified Factoring Program”, and “Revolver Termination Date” set forth in Section 1.1 of the Loan Agreement, and by substituting in lieu thereof the following new definitions:

Cash Dominion Amount: on any date of determination, the greater of (a) 12.5% of the lesser of (i) the Formula Amount and (ii) the aggregate Revolver Commitments on such date, and (b) $40,000,000.

Cash Dominion Period: the period commencing on the day that (a) an Event of Default occurs, or (b) Availability is less than the Cash Dominion Amount for five (5) consecutive days and, continuing until the date on which no Event of Default exists and Borrowers have maintained Availability of greater than the Cash Dominion Amount at all times during the immediately preceding period of sixty (60) consecutive days.

Financial Covenant Trigger Event: any date on which Availability is less than the greater of (i) 12.5% of the lesser of (A) the Formula Amount on such date or (B) the aggregate Revolver Commitments on such date, or (ii) $35,000,000.

Permitted Distribution: any Distribution so long as, at the time of and after giving effect to such Distribution, no Default or Event of Default exists or would result from the making of such Distribution, and either:

(a) (i) Spectrum and its consolidated Subsidiaries have a Fixed Charge Coverage Ratio of at least 1.1 to 1.0 for the four (4) Fiscal Quarter period ended immediately prior to the proposed date of such Distribution for which the financial statements required by Section 10.1.2(a) or 10.1.2(b), as the case may be, or for which comparable financial statements have been filed with the SEC, and on a pro forma basis after giving effect to such Distribution and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any other Permitted Distribution), as if such event had occurred as of the first day of such period, regardless of whether a Financial Covenant Trigger Event has occurred, and (ii) on the date of such Distribution, after giving pro forma effect to such Distribution, and for each day during the 45-day period immediately preceding such Distribution (and after giving pro forma effect to such Distribution), Borrowers have Availability of not less than 17.5% of the lesser of (x) the Formula Amount and (y) the aggregate amount of the Revolver Commitments; or

(b) on the date of such Distribution, after giving pro forma effect to such Distribution, and for each day during the 45-day period immediately preceding such Distribution (and after giving pro forma effect to such Distribution), Borrowers have Availability of not less than 40% of the lesser of (i) the Formula Amount and (ii) the aggregate Revolver Commitments.

Qualified Account Debtor: an Account Debtor that is a retailer of national standing specified in Schedule 1.1(f) and such other Account Debtors as may be identified by Borrowers and are reasonably satisfactory to Administrative Agent.

Qualified Factoring Program: a factoring program sponsored by, or entered into by a Borrower with respect to Accounts owing from, a Qualified Account Debtor, under which such Borrower, as a supplier of such Qualified Account Debtor, may in its sole discretion sell, convey, transfer or assign from time to time, on a non-recourse basis, all or a portion of its Factoring Transaction Assets to a Qualified Factor or other financial institution acting as a factor, as applicable, on mutually-agreed terms and conditions.

Revolver Termination Date: April 21, 2016.

(b) By deleting the pricing grid and the paragraph following such pricing grid contained in the definition of “Applicable Margin” set forth in Section 1.1 of the Loan Agreement, and by substituting in lieu thereof the following new pricing grid and new paragraph:

Level	Average Availability as a Percentage of the Average Revolver Commitments /Average Formula Amount	Base Rate Loans	LIBOR Loans

I	> 66.67%	1.00%	2.00%

II	> 33.33 < 66.67%	1.25%	2.25%

III	< 33.33%	1.50%	2.50%

Until the first day of the calendar month following Administrative Agent’s receipt of the first Borrowing Base Certificate delivered after the end of the Fiscal Quarter ending on July 3, 2011, margins shall be determined as if Level II were applicable. Thereafter, the margins shall be subject to increase or decrease upon receipt by Administrative Agent of the first Borrowing Base Certificate after the end of each Fiscal Quarter, which change shall be effective on the first day of the calendar month following receipt. If the first Borrowing Base Certificate that is required to be delivered following the end of any Fiscal Quarter has not been delivered by the date required under this Agreement, then, at the option of Administrative Agent or Required Lenders, the margins shall be determined as if Level III were applicable, from the due date thereof until the first day of the calendar month following actual receipt.

(c) By deleting clause (c) of the definition of “Eligible Account” set forth in Section 1.1 of the Loan Agreement, and by substituting in lieu thereof the following new clause (c):

(c) when aggregated with other Accounts owing by the Account Debtor, it exceeds (i) 15% of the aggregate Eligible Accounts (or such higher percentage as Administrative Agent may establish for the Account Debtor from time to time), or (ii) such higher percentages set forth in Schedule 1.1(b) with respect to certain Account Debtors specified therein, provided that, with respect to the percentages set forth in Schedule 1.1(b) for Wal-Mart Stores, Inc. and Target Corporation, such percentages shall be subject to reduction (to percentages established by Administrative Agent in its reasonable discretion and as notified by the Administrative Agent to the Borrowers at least 5 Business Days prior to such reduction) if the credit ratings for debt issued by the corporate families of such Account Debtors are not at any time at least BBB as determined by S&P and Baa2 as determined by Moody’s;

(d) By deleting clauses (c) and (d) of the definition of “Permitted Acquisition” in Section 1.1 of the Loan Agreement, and by substituting in lieu thereof the following new clauses (c) and (d):

(c) on the date of such Acquisition, after giving pro forma effect to such Acquisition, and for each day during the 45-day period immediately preceding such Acquisition (and after giving pro forma effect to such Acquisition), Borrowers have Availability of not less than 17.5% of the lesser of (i) the Formula Amount and (ii) the aggregate amount of the Revolver Commitments;

(d) Either (i) Borrowers shall provide Administrative Agent with written confirmation, supported by reasonably detailed calculations, that Spectrum and Subsidiaries maintain a Fixed Charge Coverage Ratio of at least 1.0 to 1.0 for the four (4) Fiscal Quarter period ended immediately prior to the proposed date of consummation of such proposed Acquisition for which the financial statements and certificates required by Section 10.1.2(a) or 10.1.2(b), as the case may be, or for which comparable financial statements have been filed with the SEC, and on a pro forma basis after giving effect thereto and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any Investment other than a Restricted Investment occurring after such period), as if such event had occurred on the first day of such period, regardless of whether a Financial Covenant Trigger Event has occurred, or (ii) on the date of such Acquisition, after giving pro forma effect to such Acquisition, and for each day during the 45-day period immediately preceding such Acquisition (and after giving pro forma effect to such Acquisition), Borrowers have Availability of not less than 35% of the lesser of (A) the Formula Amount and (B) the aggregate amount of the Revolver Commitments; and

(e) By deleting clauses (a) and (b) of the definition of “Permitted Debt Prepayment” in Section 1.1 of the Loan Agreement, and by substituting in lieu thereof the following new clauses (a) and (b):

(a) (i) Spectrum and its consolidated Subsidiaries have a Fixed Charge Coverage Ratio of at least 1.0 to 1.0 for the four (4) fiscal quarter period ended immediately prior to the proposed date of such proposed prepayment for which the financial statements required by Section 10.1.2(a) or 10.1.2(b), as the case may be, or for which comparable financial statements have been filed with the SEC, and on a pro forma basis after giving effect to such prepayment and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any other Permitted Debt Prepayment), as if such event had occurred as of the first day of such period, regardless of whether a Financial Covenant Trigger Event has occurred, and (ii) on the date of such prepayment (and after giving pro forma effect to such prepayment), and for each day during the 45-day period immediately preceding such prepayment (and after giving pro forma effect to such prepayment), Borrowers have Availability of not less than 17.5% of the lesser of (x) the Formula Amount and (y) the aggregate amount of the Revolver Commitments; or

(b) on the date of such prepayment, after giving pro forma effect to such prepayment, and for each day during the 45-day period immediately preceding such prepayment (and after giving pro forma effect to such prepayment), Borrowers have Availability of not less than 35% of the lesser of (i) the Formula Amount and (ii) the aggregate Revolver Commitments.

(f) By deleting clause (iii) of the definition of “Permitted Factoring Transaction” set forth in Section 1.1 of the Loan Agreement, and by substituting in lieu thereof the following new clause (iii):

(iii) prior to the sale of any Accounts to the Qualified Factor, Administrative Agent shall have received, (x) to the extent requested by Administrative Agent (or in any event that a Borrower elects to enter into a Borrower-sponsored Qualified Factoring Program), (A) an intercreditor agreement duly executed by the applicable Borrower(s), the Qualified Factor and if required, the Term/Notes Agent, in form and substance reasonably satisfactory to Administrative Agent, providing for Lien priorities not violative of the Loan Documents and (B) an agreement by the Qualified Factor, upon written instruction of Administrative Agent (not to be exercised by Administrative Agent in the absence of a Cash Dominion Period), to remit proceeds of sales of factored Accounts directly to Administrative Agent, and containing such other terms to which Administrative Agent may consent (such consent not to be unreasonably withheld); and (y) with respect to Permitted Factoring Programs sponsored by one or more Borrowers, (A) a collateral assignment of rights under the applicable Factoring Documents, executed by the Qualified Factor and if required, the Term/Notes Agent, in form and substance reasonably satisfactory to Administrative Agent and (B) such additional information regarding Borrowers’ Accounts (and Borrowers agree to cooperate with Administrative Agent in conducting additional reviews of the Accounts), in each case, as reasonably requested by Administrative Agent;

(g) By deleting the word “and” at the end of clause (l) and by deleting clause (m), in each case, of the definition of “Restricted Investment” set forth in Section 1.1 of the Loan Agreement, and by substituting in lieu thereof the following new clause (m), and by adding a new clause (n) to the end of such definition, as set forth below:

(m) other Investments so long as, at the time of and after giving effect to any such Investment, (i) Availability is equal to or greater than $75,000,000 and (ii) no Event of Default exists; provided, that in no event shall any additional Acquisition be permitted under this clause (m) unless it constitutes a Permitted Acquisition; and

(n) other Investments so long as such Investments do not exceed $5,000,000 in the aggregate during any Fiscal Year.

(h) By adding the following new definitions of “Borrowing Base Certificate Trigger Event”, “Borrowing Base Certificate Trigger Event Deactivation Date”, “Permitted Additional Debt Condition” and “Third Amendment” to Section 1.1 of the Loan Agreement, each in proper alphabetical sequence:

Borrowing Base Certificate Trigger Event: any date on which Availability is less than the greater of (i) 15% of the lesser of (A) the Formula Amount on such date or (B) the aggregate Revolver Commitments on such date, or (ii) $40,000,000.

Borrowing Base Certificate Trigger Event Deactivation Date: following the occurrence of a Borrowing Base Certificate Trigger Event, the date on which (a) Availability calculated for each day during the immediately preceding consecutive 60-day period (the calculation for determining such period to begin on the 61st day after the effective date of the Third Amendment) is equal to or greater than the greater of (i) 15% of the lesser of (A) the Formula Amount on such date or (B) the aggregate Revolver Commitments, or (ii) $40,000,000, (b) no Default or Event of Default exists, and (c) Availability on such date is equal to or greater than the greater of (i) 15% of the lesser of (A) the Formula Amount on such date or (B) the aggregate Revolver Commitments, or (ii) $40,000,000.

Permitted Additional Debt Condition: means, with respect to each incurrence of additional Debt pursuant to Section 10.2.1(x) of this Agreement, each of the following conditions:

(i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to the incurrence of such additional Debt;

(ii) after giving effect to the incurrence of such additional Debt, Spectrum and its consolidated Subsidiaries shall have a Fixed Charge Coverage Ratio of at least 1.0 to 1.0 for the four (4) Fiscal Quarter period ended immediately prior to the date of such incurrence of additional Debt (and giving pro forma effect thereto);

(iii) the terms of such additional Debt shall not require amortization payments in excess of five percent (5%) of the aggregate principal amount of such debt to be made during any period of twelve (12) months;

(iv) the maturity date of such additional Debt shall be a date not sooner than six (6) months after the Revolver Termination Date; and

(v) no Liens securing such additional Debt shall attach to the Collateral, unless the holder of such additional Debt and Liens executes and delivers to Administrative Agent an intercreditor agreement in form and substance reasonably satisfactory to Administrative Agent and for the avoidance of doubt, if such Debt consists of an increase in the amount of the Term/Notes Obligations (as defined in the ABL Intercreditor Agreement), the terms of the existing Intercreditor Agreements shall be deemed to be reasonably satisfactory to Administrative Agent.

Third Amendment: means the Third Amendment to this Agreement, dated April 21, 2011.

(i) By deleting Section 3.2.1 of the Loan Agreement, and by substituting in lieu thereof the following new Section 3.2.1:

3.2.1 Unused Line Fee. Borrowers shall pay to Administrative Agent, for the Pro Rata benefit of Lenders, (i) if the average daily balance of Revolver Loans and stated amount of Letters of Credit equals or exceeds 50% of the Revolver Commitments during the immediately preceding Fiscal Quarter, a fee equal to 0.375% per annum times the amount by which the Revolver Commitments for Revolver Loans exceed the average daily balance of Revolver Loans and stated amount of Letters of Credit during such Fiscal Quarter, and (ii) if the average daily balance of Revolver Loans and stated amount of Letters of Credit is less than 50% of the Revolver Commitments during the immediately preceding Fiscal Quarter, a fee equal to 0.50% per annum times the amount by which the Revolver Commitments exceed the average daily balance of Revolver Loans and stated amount of Letters of Credit during such Fiscal Quarter. Such fees shall be payable in arrears, on the first Business Day of each Fiscal Quarter and on the Commitment Termination Date.

(j) By deleting the first sentence of Section 8.1 of the Loan Agreement, and by substituting in lieu thereof the following new sentence:

By the 15th day of each Fiscal Month (or on such more frequent basis as Administrative Agent may request upon and after the occurrence of a Borrowing Base Certificate Trigger Event and until a Borrowing Base Certificate Trigger Event Deactivation Date), Borrowers shall deliver to Administrative Agent (and Administrative Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the close of business of the previous Fiscal Month (or at such other intervals as Administrative Agent may request upon and after the occurrence of a Borrowing Base Certificate Trigger Event and until a Borrowing Base Certificate Trigger Event Deactivation Date).

(k) By deleting clause (b) in Section 10.1.1 of the Loan Agreement, and by substituting in lieu thereof the following new clause (b):

(b) Reimburse Administrative Agent for all charges, costs and expenses of Administrative Agent in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Administrative Agent deems appropriate, up to one (1) time per Loan Year, unless (A) Availability is less than 50% of the lesser of (I) the Formula Amount or (II) the aggregate Revolver Commitments, then up to two (2) times per Loan Year, or (B) Availability is less than the greater of (I) 15% of the lesser of (x) the Formula Amount or (y) the aggregate Revolver Commitments, or (II) $40,000,000, then up to three (3) times per Loan Year; and (ii) appraisals of Inventory up to one (1) time per Loan Year, unless (A) Availability is less than 50% of the lesser of (I) the Formula Amount or (II) the aggregate Revolver Commitments, then up to two (2) times per Loan Year, or (B) Availability is less than the greater of (I) 15% of the lesser of (x) the Formula Amount or (y) the aggregate Revolver Commitments, or (II) $40,000,000, then up to three (3) times per Loan Year; provided that Administrative Agent shall provide Borrower Agent with a reasonably detailed accounting of all such charges, costs and expenses; provided, however, that Administrative Agent may conduct as many appraisals and field examinations at the expense of Obligors as it deems reasonable during an Event of Default. This Section shall not be construed to limit Administrative Agent’s right to conduct examinations or to obtain appraisals at any time that it may reasonably require at its own expense, nor to use third parties for such purposes at Administrative Agent’s expense; provided that such examination in each case shall be subject to reasonable notice (except when an Event of Default exists) and be conducted at reasonable times during normal business hours.

(l) By deleting the word “and” at the end of Section 10.2.1(v) of the Loan Agreement, by deleting the period at the end of Section 10.2.1(w) of the Loan Agreement and by substituting in lieu thereof a semicolon and the word “and,” and by adding the following new clause (x) to Section 10.2.1 of the Loan Agreement, as follows:

(x) Other Debt of any Obligor or any Subsidiary so long as each Permitted Additional Debt Condition is satisfied in connection with the incurrence of such Debt.

(m) By deleting the word “and” at the end of Section 10.2.2(u) of the Loan Agreement, by deleting the period at the end of Section 10.2.2(v) of the Loan Agreement and by substituting in lieu thereof a semicolon and the word “and,” and by adding a new clause (w) to Section 10.2.2 of the Loan Agreement, as follows:

(w) Liens securing Debt that Obligors are permitted to incur under Section 10.2.1(x) of this Agreement.

(n) By deleting clause (h) of Section 10.2.4 of the Loan Agreement, and by substituting in lieu thereof the following new clause (h):

(h) Spectrum may make other payments to Holdings otherwise restricted by this Section 10.2.4 (and Holdings may in turn make such Distributions to Super Holdco) in an aggregate amount, when combined with any payments made by any Obligor pursuant to Section 10.2.8(a)(i)(E) of this Agreement during such Fiscal Year, not to exceed $40,000,000 in any Fiscal Year, provided that, at the time of such payment, (x) Availability is not less than the greater of (i) $100,000,000 and (ii) the amount that is equal to 33% of the aggregate Revolver Commitments at such time and (y) no Event of Default exists at the time of such payment or would result therefrom.

(o) By deleting clause (a) of Section 10.2.8 of the Loan Agreement, and by substituting in lieu thereof the following new clause (a):

(a) Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to (i) any Subordinated Debt (other than Debt among Holdings, the Borrowers and Subsidiaries, so long as no Event of Default has occurred and is continuing), except (A) regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt, (B) refinancing of Debt permitted under Section 10.2.1, (C) any Permitted Specified Refinancing of the PIK Notes, (D) payments made in the Ordinary Course of Business with respect to intercompany debt consisting of trade payables arising from the sale of Inventory in a transaction not violative of Section 10.2.17, or (E) any repayments with respect to any Subordinated Debt, to the extent (I) the aggregate amount of such payments made under this clause (E) and the payments made to Holdings pursuant to Section 10.2.4(h) of this Agreement does not exceed $40,000,000 in any Fiscal Year, and (II) the conditions set forth in clauses (x) and (y) of Section 10.2.4(h) of this Agreement are satisfied at the time of such payments; provided that in each case of clauses (B) and (C), at the time of such transaction after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and (ii) if a Default exists or would result therefrom, any Debt, other than (A) the payment of the Debt created hereunder and under the Senior Term Loan Agreement or the Senior Secured Note Indenture and (B) the payment of secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt.

(p) By deleting the reference to “1.10” in Section 10.3.1 of the Loan Agreement, and by substituting in lieu thereof a reference to “1.00”.

(q) By deleting Section 10.3.2 of the Loan Agreement, and by substituting in lieu thereof the following new Section 10.3.2:

10.3.2 Availability. Maintain at all times a minimum Availability equal to the greater of: (a) 5.0% of the lesser of (i) the Formula Amount or (ii) the aggregate Revolver Commitments, or (b) $15,000,000.

(r) By deleting Schedule 1.1(b) attached to the Loan Agreement, and by substituting in lieu thereof the Schedule 1.1(b) attached to this Amendment.

(s) By deleting Schedule 1.1(e) attached to the Loan Agreement, and by substituting in lieu thereof the Schedule 1.1(e) attached to this Amendment.

(t) By deleting Schedule 1.1(f) attached to the Loan Agreement and by substituting in lieu thereof the Schedule 1.1(f) attached to this Amendment.

3. Ratification and Reaffirmation. Each Obligor hereby ratifies and reaffirms the Obligations, the Loan Agreement, each of the other Loan Documents to which such Obligor is a party and all of such Obligor’s covenants, duties, indebtedness and liabilities under the Loan Agreement and the other Loan Documents to which such Obligor is a party.

4. Acknowledgments and Stipulations. Each Obligor acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by such Obligor are legal, valid and binding obligations of such Obligor that are enforceable against such Obligor in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Obligor); the security interests and liens granted by such Obligor in favor of Administrative Agent are duly perfected security interests and Liens, with the priority required by the Loan Documents; and as of the opening of business on April 20, 2011, the outstanding principal amount of the Loans totaled $109,100,000.

5. Representations and Warranties. Each Obligor represents and warrants to Administrative Agent and Lenders, to induce Administrative Agent and the applicable Lenders to enter into this Amendment, that no Default or Event of Default exists immediately prior to and immediately after giving effect to this Amendment; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate or limited liability company action, as applicable, on the part of Obligors and this Amendment has been duly executed and delivered by Obligor; and all of the representations and warranties made by Obligors in the Loan Agreement are true and correct in all material respects on and as of the effective date of this Amendment (except for representations and warranties that expressly relate to an earlier date).

6. Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

7. Breach of Amendment. This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

8. Conditions Precedent. The effectiveness of the amendments set forth in Section 2 of this Amendment is subject to the satisfaction of each of the following conditions precedent, in form and substance reasonably satisfactory to Administrative Agent, unless satisfaction thereof is specifically waived in writing by Administrative Agent:

(a) No Default or Event of Default shall exist either before or after giving effect to the terms of this Amendment;

(b) No material adverse change shall occur with respect to the business, assets, properties, liabilities, operations, or conditions of any Obligor either before or immediately after giving effect to the terms of this Amendment;

(c) Borrowers shall have Availability equal to or greater than $75,000,000 both before and immediately after giving effect to the terms of this Amendment;

(d) Administrative Agent shall have received (i) updated field examinations and appraisals of the Collateral, (ii) quarterly financial projections of Borrowers and Availability projections, in each case, for the remainder of Fiscal Year 2011 and (iii) annual financial projections of Borrowers and Availability projections, in each case, for Fiscal Years 2012, 2013, and 2014;

(e) Administrative Agent shall have received a duly signed original of this Amendment from each Obligor and each Lender and such other documentation relating to the transactions referenced in this Amendment, in each case, in form and substance reasonably satisfactory to Administrative Agent, MLPF&S, Borrowers and their respective counsels; and

(f) Administrative Agent, MLPF&S and Lenders shall have received payment of all fees and expenses to be paid by Borrowers to them on the date of this Amendment as provided in that certain Fee Letter dated March 30, 2011 and as provided in this Amendment.

9. Expenses of Administrative Agent. Obligors agree to pay, on demand, all costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Administrative Agent’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

10. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

11. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12. No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any other Loan Document, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

13. Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any manually executed signature page to this Amendment delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

14. Further Assurances. Each Obligor agrees to take such further actions as Administrative Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

15. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

16. Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

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signatures begin on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the date first written above.

OBLIGORS:

SB/RH HOLDINGS, LLC SPECTRUM BRANDS, INC.

By:	/s/ Anthony L. Genito
	Name:	Anthony L. Genito
	Title:	Executive Vice President, Chief Financial Officer and Chief Accounting Officer

DB ONLINE, LLC SCHULTZ COMPANY SPECTRUM JUNGLE LABS CORPORATION TETRA HOLDING (US), INC. UNITED INDUSTRIES CORPORATION UNITED PET GROUP, INC.

By:	/s/ Anthony L. Genito
	Name:	Anthony L. Genito
	Title:	Vice President

ROV HOLDING, INC. ROVCAL, INC.

By:	/s/ Anthony L. Genito
	Name:	Anthony L. Genito
	Title:	Vice President and Treasurer

SPECTRUM NEPTUNE US HOLDCO CORPORATION

By:	/s/ Anthony L. Genito
	Name:	Anthony L. Genito
	Title:	Vice President, Treasurer and Chief Financial Officer

[Signatures continue on following page.]

Third Amendment to Loan and Security Agreement

RUSSELL HOBBS, INC.

APN HOLDING COMPANY, INC.

APPLICA AMERICAS, INC.

APPLICA CONSUMER PRODUCTS, INC.

APPLICA MEXICO HOLDINGS, INC.

HOME CREATIONS DIRECT, LTD.

HP DELAWARE, INC.

HPG LLC

SALTON HOLDINGS, INC.

TOASTMASTER INC.

By:	/s/ Anthony L. Genito
	Name:	Anthony L. Genito
	Title:	Executive Vice President

SEED RESOURCES, L.L.C.

By:	/s/ Nathan E. Fagre
	Name:	Nathan E. Fagre
	Title:	Vice President and Secretary

[Signatures continue on following page.]

Third Amendment to Loan and Security Agreement

LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Matthew Bourgeois
Matthew Bourgeois, Senior Vice President

Third Amendment to Loan and Security Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ John D. Toronto
Name: John D. Toronto
Title: Managing Director

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Associate

Third Amendment to Loan and Security Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Scottye Lindsey
Name: Scottye Lindsey
Title: Director

By:	/s/ Paul O’Leary
Name: Paul O’Leary
Title: Director

Third Amendment to Loan and Security Agreement

REGIONS BANK

By:	/s/ Curtis J. Correa
Name: Curtis J. Correa
Title: Senior Vice President

Third Amendment to Loan and Security Agreement

SUNTRUST BANK

By:	/s/ W. Bolton
Name: W. Bolton
Title: Managing Director, Portfolio

Third Amendment to Loan and Security Agreement

WELLS FARGO CAPITAL FINANCE, LLC

By:	/s/ David P. Hill
Name: David P. Hill
Title: Vice President

Third Amendment to Loan and Security Agreement

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Nita Jain
Name: Nita Jain
Title: Duly Authorized Signatory

Third Amendment to Loan and Security Agreement

HARRIS N.A.

By:	/s/ William J. Kennedy
Name: William J. Kennedy
Title: Vice President

Third Amendment to Loan and Security Agreement

RBS ASSET FINANCE, INC., through its division RBS Business Capital

By:	/s/ Patrick Aarons
Name: Patrick Aarons
Title: SVP

Third Amendment to Loan and Security Agreement

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Matthew Bourgeois
Matthew Bourgeois, Senior Vice President

Third Amendment to Loan and Security Agreement

SCHEDULE 1.1(b)

Specified Concentration Limits

Account Debtor	Concentration Limit

1. Walgreen Co.	15%

2. Wal-Mart Stores, Inc.	40%

3. Kohl’s Corporation	15%

4. Lowe’s Companies, Inc.	20%

5. The Home Depot	15%

6. PetSmart, Inc.	15%

7. PETCO	15%

8. Target Corporation	40%

SCHEDULE 1.1(e)

Schedule of Fiscal Months through September 30, 2012

Fiscal Year 2010

July 4, 2010

August 1, 2010

August 29, 2010

September 30, 2010

Fiscal Year 2011

October 31, 2010

November 28, 2010

January 2, 2011

January 30, 2011

February 27, 2011

April 3, 2011

May 1, 2011

May 29, 2011

July 3, 2011

July 31, 2011

August 28, 2011

September 30, 2011

Fiscal Year 2012

October 30, 2011

November 27, 2011

January 1, 2012

January 29, 2012

February 26, 2012

April 1, 2012

April 29, 2012

May 27, 2012

July 1, 2012

July 29, 2012

August 26, 2012

September 30, 2012

SCHEDULE 1.1(f)

Qualified Account Debtors and Qualified Factors as of the date of the Third Amendment

Qualified Account Debtors

Walgreen Co.

Wal-Mart Stores, Inc.

Kohl’s Corporation

Lowe’s Companies, Inc.

The Home Depot

PetSmart, Inc.

PETCO

Target Corporation

Qualified Factors

Bank of America

Wells Fargo/Wachovia